Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

Dated as of December 19, 2006

Among

AURORA ACQUISITION MERGER SUB, INC.

ALERIS INTERNATIONAL, INC.

and

THE GUARANTORS NAMED HEREIN

as Issuers,

and

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN, SACHS & CO.

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS INC.

and

PNC CAPITAL MARKETS LLC

as Initial Purchasers

$600,000,000 9%/9 3/4% Senior Notes due 2014

$400,000,000 10% Senior Subordinated Notes due 2016

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of December 19, 2006, among AURORA ACQUISITION MERGER SUB, INC., a Delaware corporation (“Aurora”), ALERIS INTERNATIONAL, INC., a Delaware corporation (“Aleris”), the subsidiaries of the Company listed on the signature page hereto (collectively, and together with any entity that in the future executes a supplemental indenture pursuant to which such entity agrees to guarantee the Senior Notes and the Senior Subordinated Notes (each as hereinafter defined), the “Guarantors,” and together with Aurora and the Company, the “Issuers”) and the initial purchasers listed in the signature pages hereto (the “Initial Purchasers”). As used in this Agreement, the term “Company” means, prior to the Merger (as defined in the Purchase Agreement (as defined below), Aurora, and thereafter, Aleris.

This Agreement is entered into in connection with the Purchase Agreement, dated as of December 13, 2006 (the “Purchase Agreement”), by and among Aurora (which will be merged with and into Aleris upon consummation of the Merger (as defined in the Purchase Agreement) of Aurora and Aleris with Aleris as survivor of the Merger) and Deutsche Bank Securities Inc., for itself and on behalf of the Initial Purchasers, which provides for, among other things, the sale by Aurora to the Initial Purchasers of $600,000,000 aggregate principal amount of Aurora’s 9%/9 3/4% Senior Notes due 2014 (the “Senior Notes”) and $400,000,000 aggregate principal amount of Aurora’s 10% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes,” and together with the Senior Notes, the “Notes”). The Senior Notes are issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Senior Notes Indenture”), among Aurora, the Company, the Guarantors and LaSalle Bank National Association, as Trustee. The Senior Subordinated Notes are issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Senior Subordinated Notes Indenture,” and together with the Senior Notes Indenture, the “Indentures”), among Aurora, the Company, the Guarantors and the Trustee. Pursuant to the Purchase Agreement and the applicable Indenture, each Guarantor is required to guarantee on an unsecured senior basis (collectively, the “Senior Guarantees”) the Company’s obligations under the Senior Notes and to guarantee on an unsecured senior subordinated basis (collectively, the “Senior Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) the Company’s obligations under the Senior Subordinated Notes. References to the “Securities” shall mean, collectively, the Notes and, when issued, the Guarantees. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: Shall have the meaning set forth in Section 4(a) hereof.

Advice: Shall have the meaning set forth in the last paragraph of Section 5 hereof.

Agreement: Shall have the meaning set forth in the preamble hereto.

Applicable Period: Shall have the meaning set forth in Section 2(b) hereof.

Aurora: Shall have the meaning set forth in the preamble hereto.

Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

Company: Shall have the meaning set forth in the preamble hereto and shall also include the Company’s successors.

Effectiveness Period: Shall have the meaning set forth in Section 3(a) hereof.

Event Date: Shall have the meaning set forth in Section 4(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: Shall have the meaning set forth in Section 2(a) hereof.

Exchange Offer: Shall have the meaning set forth in Section 2(a) hereof.

Exchange Offer Registration Statement: Shall have the meaning set forth in Section 2(a) hereof.

Exchange Securities: Shall have the meaning set forth in Section 2(a) hereof.

Guarantees: Shall have the meaning set forth in the preamble hereto.

Guarantors: Shall have the meaning set forth in the preamble hereto and shall also include any Guarantor’s successors.

Holder: Any holder of a Registrable Security or Registrable Securities.

Indentures: Shall have the meaning set forth in the preamble hereto.

Information: Shall have the meaning set forth in Section 5(o) hereof.

Initial Purchasers: Shall have the meaning set forth in the preamble hereto.

Initial Shelf Registration: Shall have the meaning set forth in Section 3(a) hereof.

Inspector: Shall have the meaning set forth in Section 5(o) hereof.

Issue Date: December 13, 2006, the date of original issuance of the Notes.

Issuer FWP: Shall have the meaning set forth in Section 7(a) hereof.

Issuers: Shall have the meaning set forth in the preamble hereto.

NASD: Shall have the meaning set forth in Section 5(s) hereof.

New Guarantees: Shall have the meaning set forth in Section 2(a) hereof.

New Senior Guarantees: Shall have the meaning set forth in Section 2(a) hereof.

New Senior Subordinated Guarantees: Shall have the meaning set forth in Section 2(a) hereof.

Notes: Shall have the meaning set forth in the preamble hereto.

Participant: Shall have the meaning set forth in Section 7(a) hereof.

Participating Broker-Dealer: Shall have the meaning set forth in Section 2(b) hereof.

Person: An individual, trustee, corporation, partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: Shall have the meaning set forth Section 2(b) hereof.

Private Exchange Notes: Shall have the meaning set forth in Section 2(b) hereof.

Private Senior Guarantees: Shall have the meaning set forth in Section 2(b) hereof.

Private Senior Subordinated Guarantees: Shall have the meaning set forth in Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement or free writing prospectus, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: Shall have the meaning set forth in the preamble hereto.

Records: Shall have the meaning set forth in Section 5(o) hereof.

Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(v) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Note (and the related guarantees) having been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Note (and the related guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement or not tendered in connection with the Exchange Offer (provided that the Holder of such Security was eligible to participate in the Exchange Offer), (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Note (and the related guarantees), as the case may be, ceases to be outstanding for purposes of the applicable Indenture or (iv) such Security, Exchange Security or Private Exchange Note (and the related guarantees), as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

Registration Statement: Any registration statement of the Issuers that covers any of the Securities, the Exchange Securities or the Private Exchange Notes (and the related guarantees) filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 under the Securities Act.

Rule 144A: Rule 144A under the Securities Act.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 under the Securities Act.

Rule 424: Rule 424 under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.

Securities: Shall have the meaning set forth in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Senior Guarantees: Shall have the meaning set forth in the preamble hereto.

Senior Notes: Shall have the meaning set forth in the preamble hereto.

Senior Notes Indenture: Shall have the meaning set forth in the preamble hereto.

Senior Subordinated Guarantees: Shall have the meaning set forth in the preamble hereto.

Senior Subordinated Notes: Shall have the meaning set forth in the preamble hereto.

Senior Subordinated Notes Indenture: Shall have the meaning set forth in the preamble hereto.

Shelf Notice: Shall have the meaning set forth in Section 2(c) hereof.

Shelf Registration: Shall have the meaning set forth in Section 3(b) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Subsequent Shelf Registration: Shall have the meaning set forth in Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the applicable Indenture and the trustee (if any) under any indenture governing the Exchange Securities and Private Exchange Notes (and the related guarantees).

Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.	Exchange Offer

(a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC or would not be permitted by the staff of the SEC, the Issuers shall use their commercially reasonable efforts to cause to be filed with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Company (the “Exchange Notes”), guaranteed with respect to Exchange Notes issued in exchange for Senior Notes on an unsecured senior basis (the “New Senior Guarantees”) and guaranteed with respect to Exchange Notes issued in exchange for Senior Subordinated Notes on an unsecured senior subordinated basis by the Guarantors (the “New Senior Subordinated Guarantees” and, collectively, the “New Guarantees” and, together with the Exchange Notes, the “Exchange Securities”), that have terms substantially identical in all material respects to the Senior Notes or Senior Subordinated Notes, as applicable, except that (i) the Exchange Notes shall contain no restrictive legend thereon and (ii) interest thereon shall accrue from the last date on which interest was paid on the Senior Notes or Senior Subordinated Notes, as applicable, or, if no such interest has been paid, from the Issue Date, and which are entitled to the benefits of the applicable Indenture or a trust indenture which is identical in all material respects to the applicable Indenture (other than the changes to the applicable Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuers shall (x) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 360th day following the Issue Date; provided, however, that if such day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be consummated not later than the next succeeding Business Day.

Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement of the Exchange Offer neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of the Company or any Guarantor; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange

Securities from such Holder is engaging in or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes (and the related guarantees), Exchange Securities as to which Section 2(c)(v) is applicable and Exchange Securities held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Securities (other than Private Exchange Notes (and the related guarantees) and Exchange Securities as to which clause 2(c)(v) hereof applies) pursuant to Section 3 hereof.

No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably aceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

The Issuers shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 180 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuers, upon the request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for such Notes held by any such Holder, a like principal amount of notes (the “Private Exchange

Notes”) of the Company, guaranteed with respect to Private Exchange Notes issued in exchange for Senior Notes on an unsecured senior basis (the “Private Senior Guarantees”) and guaranteed with respect to Private Exchange Notes issued in exchange for Senior Subordinated Notes on an unsecured senior subordinated basis (the “Private Senior Subordinated Guarantees”) by the Guarantors, that have terms substantially identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number and ISIN as the Exchange Notes if permitted by the CUSIP Service Bureau.

In connection with the Exchange Offer, the Issuers shall:

(1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use their commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

(5) otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as reasonably practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

(1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

(2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3)(a) cause the Trustee to authenticate and deliver promptly to each Holder of Senior Notes, Exchange Notes or Private Exchange Notes, as the case may be, with New Senior Guarantees or Private Senior Guarantees, as the case may be, and equal in principal amount to the Senior Notes of such Holder so accepted for exchange and (b) cause the Trustee to authenticate and deliver promptly to each Holder of Senior Subordinated

Notes, Exchange Notes or Private Exchange Notes, as the case may be, with New Senior Subordinated Guarantees or Private Senior Subordinated Guarantees, as the case may be, and equal in principal amount to the Senior Subordinated Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the applicable Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers; and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange. If the Company determines in its reasonable judgment that either of the foregoing conditions is not satisfied, the Company may (a) refuse to accept any Registrable Securities and return all tendered Registrable Securities to the tendering Holders, (b) extend the Exchange Offer and retain all Registrable Securities tendered before the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw those Registrable Securities, or (c) waive the unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Registrable Securities that have not been withdrawn.

The Exchange Securities and the Private Exchange Notes (and the related guarantees) shall be issued under (i) the applicable Indenture or (ii) indentures identical in all material respects to the applicable Indenture, with such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA, and which, in either case, have been qualified under the TIA or are exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the applicable Indenture. The Senior Notes Indenture or such identical indenture shall provide that the Senior Notes and the Exchange Notes or the Private Exchange Notes issued in exchange therefor shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Senior Notes will have the right to vote or consent as a separate class on any matter. The Senior Subordinated Notes Indenture or such identical indenture shall provide that the Senior Subordinated Notes and the Exchange Notes or the Private Exchange Notes issued in exchange therefor shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Senior Subordinated Notes will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 360 days of the Issue Date; provided, however, that if such day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be consummated not later than the next succeeding Business Day, (iii) any Holder of Private Exchange Notes so reasonably requests in writing to the Company at any time after the consummation of the Exchange Offer, (iv) because of any change in law or in currently prevailing interpretation of the staff of the SEC, a Holder is not permitted to participate in the Exchange Offer or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act) and so notifies the Company within 60 days after the consummation of the Exchange Offer, in the case of each of clauses (i) to and including (v) of this sentence, then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”) and, in lieu of (or in the case of the preceding clauses (iii) and (v), in addition to) effecting registration of the Exchange Securities, shall file a Shelf Registration pursuant to Section 3 hereof.

3.	Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers shall as reasonably promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Shelf Registration”). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities and the guarantees thereof to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

The Issuers shall use their commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule 144(k) are amended or revised to reduce the two year holding period set forth therein.

In the event that the Company is required to file an Initial Shelf Registration Statement solely as a result of the matters referred to in clause 2(c)(ii) hereof, but the Exchange Offer is subsequently completed prior to the sale of all Registrable Securities eligible to be sold under such Initial Shelf Registration Statement, upon consummation of the Exchange Offer the Company will no longer be required to file, have declared effective or continue the effectiveness of the Initial Shelf Registration Statement pursuant to such clause 2(c)(ii) (without prejudice to its obligations under clause 2(c)(i), (iii), (iv) or (v) hereof).

(b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration required hereby ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuers shall use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuers shall use their commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

(c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or by any underwriter of such Registrable Securities with respect to the information included therein with respect to such underwriter.

4.	Additional Interest

(a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof. Accordingly, the Issuers agree to pay as liquidated damages, additional interest on the Notes (“Additional Interest”) if (A) the Issuers have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 360th day after the Issue Date, (B) notwithstanding clause (A), the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 360th day after the Issue Date or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), then Additional Interest shall accrue on the principal amount of the Registrable Securities at a rate of

0.25% per annum for the first 90 day period commencing on the (x) 361st day after the Issue Date, in the case of (A) above, (y) the 361st day after the Issue Date if such Shelf Registration Statement is not declared effective in the case of (B) above or (z) the day such Shelf Registration ceases to be effective in the case of (C) above (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Issuers); provided, however, that upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (A) of this Section 4), upon the effectiveness of the applicable Shelf Registration Statement which had not been declared effective (in the case of (B) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (C) of this Section 4), Additional Interest on the Registrable Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b) The parties hereto agree that the liquidated damages provided for in Section 4(a) hereof constitute a reasonable estimate of the damages that will be suffered by the Holders by reason of the failure of the Issuers to comply with their obligations under Section 2 or Section 3 hereof.

(c) The Issuers shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 will be payable (i) in the case of the Senior Notes, in the same form elected by the Issuers pursuant to the terms of the Senior Notes Indenture semiannually on each June 15 and December 15 (to the holders of record on the June 1 and December 1 immediately preceding such dates), and (ii) in the case of the Senior Subordinated Notes, in cash semiannually on each June 15 and December 15 (to the holders of record on the June 1 and December 1 immediately preceding such dates), in each case, commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder each of the Issuers shall:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel (in the case of counsel for Holders, such counsel shall be selected by a majority in aggregate principal amount of the Registrable Securities covered) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their commercially reasonable efforts to keep a Registration Statement effective if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or permitted by this Agreement.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration

Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel (in the case of counsel for Holders, such counsel shall be selected by a majority in aggregate principal amount of the Registrable Securities covered) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct in all material respects, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers’ determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) Use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.

(e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

(f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel (in the case of counsel for Holders, such counsel shall be selected by a majority in aggregate principal amount of the Registrable Securities covered) and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel (in the case of counsel for Holders, such counsel shall be selected by a majority in aggregate principal amount of the Registrable Securities covered), and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-

Dealer who seeks to sell Exchange Securities during the Applicable Period, use their commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel (in the case of counsel for Holders, such counsel shall be selected by a majority in aggregate principal amount of the Registrable Securities covered) in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so required to be qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject or (D) make any change to its certificate of incorporation or by-laws.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the applicable Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request in a reasonable period of time prior to sales of such Registrable Securities pursuant to such Shelf Registration.

(j) Use their commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer

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who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as reasonably practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Use their commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any.

(m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number and ISIN for the Registrable Securities.

(n) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuers, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; (iii) obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the Issuers, or of any business acquired by the Issuers, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures to be agreed to among the Issuers and the managing underwriter or underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(o) If a Shelf Registration is filed pursuant to Section 3 hereof, make available for inspection by a representative of any Holders of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof) (any such representative, the “Inspector”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuers and subsidiaries of the Issuers (collectively, the “Records”), as shall be reasonably necessary to enable the Inspector to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of their respective subsidiaries to supply all information (“Information”) reasonably requested by the Inspector in connection with such due diligence responsibilities; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchasers and, on behalf of the other parties, by one counsel designated by a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement. The Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that any Issuer determines, in good faith, to be confidential and notifies the Inspector in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for the Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Inspector and arising out of, based upon, relating to, or involving this Agreement, the applicable Indenture or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iiv) the information in such Records or Information has been made generally available to the public other than by the Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by the Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (o)) and that the Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or the Inspector.

(p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the applicable Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the

Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(q) Comply with all applicable rules and regulations of the SEC and make generally available to the Company’s securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(r) Upon consummation of the Exchange Offer or a Private Exchange, if requested by a Holder, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, the related guarantees and the related indentures constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Securities or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Notes (and the related guarantees), as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(s) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”).

(t) Use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and the failure to include any such seller shall not be deemed to be a default hereunder. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.	Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange

Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Securities sold by or on behalf of it.

7.	Indemnification and Contribution

(a) The Issuers agree jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or “issuer free writing prospectus” (as defined in Rule 405) (an “Issuer FWP”); or

(ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Issuer FWP or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Participant for any legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, none of the Issuers will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Issuer FWP or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Participant furnished to the Issuers by such Participant specifically for use therein. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 7 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or Issuer FWP, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuers by the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuers in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Securities received by the Company bear to the total net profit received by such Participant in connection with the sale of the Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total net profit received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange

Act shall have the same rights to contribution as the Participants, and each director of any Issuer, each officer of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

8.	Rules 144 and 144A

Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. Each of the Issuers further covenants and agrees, for so long as any Registrable Securities remain outstanding that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

9.	Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous

(a) No Inconsistent Agreements. None of the Issuers has, as of the date hereof, and none of the Issuers shall, after the date of this Agreement, entered into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ other issued and outstanding securities under any such agreements.

(b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers, and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the applicable Indenture, with a copy in like manner to the Initial Purchasers as follows:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile No.: (212) 269-5420

Attention: William Gannett, Esq.

(ii) if to the Initial Purchasers, at the address specified in Section 10(d)(i);

(iii) if to the Issuers, at the address as follows:

Aleris International, Inc.

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122

Facsimile No.: (216) 910-3400

Attention: Christopher R. Clegg, Esq.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Attention: Daniel J. Bursky, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the applicable Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the applicable Indenture.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the applicable Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AURORA ACQUISITION MERGER SUB, INC.

By:	/s/ Clive Bode
Name:	Clive Bode
Title:	Vice President and Corporate Secretary

ALERIS INTERNATIONAL, INC.

By:	/s/ Michael D. Friday
Name:	Michael D. Friday
Title:	Executive Vice President and Chief Financial Officer

ALCHEM ALUMINUM, INC.
ALCHEM ALUMINUM SHELBYVILLE INC.
ALERIS BLANKING AND RIM PRODUCTS, INC. (FORMERLY INDIANA ALUMINUM INC.)
ALERIS, INC.
ALERIS OHIO MANAGEMENT, INC.
ALSCO HOLDINGS, INC.
ALSCO METALS CORPORATION
ALUMITECH, INC.
ALUMITECH OF CLEVELAND, INC.
ALUMITECH OF WABASH, INC.
ALUMITECH OF WEST VIRGINIA, INC.
AWT PROPERTIES, INC.
CA LEWISPORT, LLC
CI HOLDINGS, LLC
COMMONWEALTH ALUMINUM, LLC
COMMONWEALTH ALUMINUM CONCAST, INC.
COMMONWEALTH ALUMINUM LEWISPORT, LLC
COMMONWEALTH ALUMINUM METALS, LLC
COMMONWEALTH ALUMINUM SALES CORPORATION
COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC
COMMONWEALTH FINANCING CORPORATION
COMMONWEALTH INDUSTRIES, INC.
CORUS ALUMINIUM CORP.
ETS SCHAEFER CORPORATION
GULF REDUCTION CORPORATION
HOOGOVENS ALUMINIUM EUROPE INC.
IMCO INDIANA PARTNERSHIP L.P.
IMCO INTERNATIONAL, INC.
IMCO INVESTMENT COMPANY
IMCO MANAGEMENT PARTNERSHIP L.P.
IMCO RECYCLING OF CALIFORNIA, INC.
IMCO RECYCLING OF IDAHO INC.
IMCO RECYCLING OF ILLINOIS INC.
IMCO RECYCLING OF INDIANA INC.
IMCO RECYCLING OF MICHIGAN L.L.C.
IMCO RECYCLING OF OHIO INC.
IMCO RECYCLING OF UTAH INC.
IMCO RECYCLING SERVICES COMPANY
IMSAMET, INC.
INTERAMERICAN ZINC, INC.
METALCHEM, INC.
MIDWEST ZINC CORPORATION
ROCK CREEK ALUMINUM, INC.
SILVER FOX HOLDING CORP.

U.S. ZINC CORPORATION
U.S. ZINC EXPORT CORPORATION
WESTERN ZINC CORPORATION

By:	/s/ Michael D. Friday
Name:	Michael D. Friday
Title:	President

The foregoing Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Stephen R. Lapidus
Name:	Stephen R. Lapidus
Title:	Director

By:	/s/ Edwin Roland
Name:	Edwin Roland
Title:	Managing Director